EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Registered Public Accounting Firm for American Express AccessChoice(SM) Select Variable Annuity.

10.2 Consent of Independent Registered Public Accounting Firm for American Express FlexChoice Variable Annuity.

10.3 Consent of Independent Registered Public Accounting Firm for American Express FlexChoice Select Variable Annuity.

10.4 Consent of Independent Registered Public Accounting Firm for Evergreen Pathways(SM) Variable Annuity.

10.5 Consent of Independent Registered Public Accounting Firm for Evergreen Pathways(SM) Select Variable Annuity.

10.6 Consent of Independent Registered Public Accounting Firm for Evergreen Privilege(SM) Variable Annuity.

10.7 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage Choice(SM) Variable Annuity.

10.8 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage Choice(SM) Select Variable Annuity.

13.1 Power of Attorney to sign Amendments to this Registration Statement, dated April 13, 2005.